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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of report and event reported:  AUGUST 8, 2000.

Exact name of registrant as specified in its charter:
T. ROWE PRICE ASSOCIATES, INC.

State of incorporation:  MARYLAND.

Commission file number:  000-14282.

I.R.S. Employer Identification No.:  52-0556948.

Address and Zip Code of principal executive offices: 100 EAST PRATT STREET, BALTIMORE, MARYLAND 21202.

Registrant's telephone number, including area code:  (410) 345-2000.



























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ITEM 2.  ACQUISITION OF ASSETS.

On August 8, 2000, we completed our purchase from Robert Fleming Holdings Limited of its 50% interest in our consolidated subsidiary, Rowe Price-Fleming International, Inc., for $780 million. Immediately after completing this transaction, we changed the name of Rowe Price-Fleming International to
T. Rowe Price International, Inc., which now operates as one of our wholly owned subsidiaries. We financed the acquisition with available cash balances and borrowings of $300 million under our five-year, $500 million syndicated bank credit facility for which The Chase Manhattan Bank serves as administrative agent.

The following exhibits are filed herewith and incorporated by reference herein.

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
No.      Description

2.03 Stock Purchase Agreement dated as of April 11, 2000 by and between Robert Fleming Holdings, Ltd. and its wholly owned subsidiaries Jardine Fleming International Holdings Limited and
         Copthall Overseas Limited, T. Rowe Price Associates, Inc., and
         The Chase Manhattan Corporation. (Incorporated by reference from Form 10-Q Report for the quarterly period ended June 30, 2000; Accession No. 0000080255-00-000425.)

4.01 $500,000,000 Five-Year Credit Agreement among T. Rowe Price Associates, Inc., the several lenders, and The Chase Manhattan Bank, as administrative agent. (Incorporated by reference from Form 10-Q Report for the quarterly period ended June 30, 2000;
         Accession No. 0000080255-00-000425.)
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SIGNATURE.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 21, 2000.

T. ROWE PRICE ASSOCIATES, INC.

By:  /s/ George A. Roche, Chairman and President